SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Dated December 4, 2006
of
AGCO CORPORATION
A Delaware Corporation
IRS Employer Identification No. 58-1960019
SEC File Number 1-12930
4205 River Green Parkway
Duluth, Georgia 30096
(770) 813-9200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 8.01. Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-1.1 UNDERWRITING AGREEMENT DATED 11-28-06
EX-10.1 INDENTURE DATED 12-4-06
EX-99.1 INFORMATION RELATING TO PART II ITEM 14 OF REGISTRATION STATEMENT

Item 1.01 Entry Into a Material Definitive Agreement
     On November 28, 2006, AGCO Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co., as representatives of the underwriters (collectively, the “Underwriters”) for the issuance and sale by the Company of $175.0 million aggregate principal amount of the Company’s 1.25% Convertible Senior Subordinated Notes due 2036 (the “Notes”), pursuant to the Company’s effective Registration Statement on form S-3 (Registration No. 333-138964). The Notes are being sold to the Underwriters at 100% of the principal amount per Note ($1,000), less an underwriting discount of 2.375% per Note. The Company also granted the Underwriters an option to purchase up to an additional $26.25 million aggregate principal amount of Notes solely to cover over-allotments, if any, which option was exercised in full by the Underwriters on November 29, 2006. The Notes were issued pursuant to an Indenture dated December 4, 2006 (the “Indenture”), between the Company and Union Bank of California, N.A. The Company received net proceeds from the sale of the Notes of approximately $196.2 million.
     The Notes bear interest at a rate of 1.25% per annum, commencing on December 4, 2006. Interest on the Notes is payable semi-annually in arrears on December 15 and June 15 of each year, beginning on June 15, 2007. The notes will mature on December 15, 2036 unless earlier redeemed, repurchased or converted.
     Holders may convert the Notes on or prior to the close of business on the scheduled trading day immediately preceding September 15, 2036 only under the following circumstances: (1) during any calendar quarter after the calendar quarter ending December 31, 2006, the closing sale price of the Company’s common stock for each of 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 120% of the conversion price then in effect, (2) during the five business days after any five consecutive trading day period in which the trading price per $1,000 principal amount of Notes for each day of that period was less than 98% of the product of the closing sale price of the Company’s common stock and the then applicable conversion rate, (3) if the Notes have been called for redemption, or (4) if specified corporate events described in the Indenture occur.
     In addition, holders may convert their Notes at any time on or after September 15, 2036 until the close of business on the scheduled trading day immediately preceding the maturity date for the Notes.
     Upon conversion, holders of Notes will receive cash and, if applicable, shares of the Company’s common stock, based on the sum of the “daily settlement amounts” described in the Indenture for the 10 consecutive trading day period that begins on the second trading day after the relevant conversion date.
     The initial conversion rate for the Notes, subject to adjustment, is 24.5525 shares of the Company’s common stock per $1,000 principal amount of Notes (which represents an initial conversion price of approximately $40.73 per share of the Company’s common stock). A holder that surrenders Notes for conversion in connection with a fundamental change, as defined in the Indenture, that occurs before December 15, 2013, may in certain circumstances be entitled to an increased conversion rate.
     On or after December 19, 2013, the Company may at any time, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest.
     On each of December 15, 2013, December 15, 2016, December 15, 2021, December 15, 2026 and December 15, 2031, holders of the Notes may require the Company to purchase all or a portion of their

Notes at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus any accrued and unpaid interest. Holders may also require the Company to repurchase all or a portion of their Notes upon a fundamental change, as defined in the Indenture, at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest.
     The Notes are senior subordinated obligations of the Company and are subordinated to all of the Company’s existing and future senior indebtedness and effectively subordinated to all debt and other liabilities of the Company’s subsidiaries. The Notes are pari passu in right of payment with the Company’s 6 7/8% Senior Subordinated Notes due 2014 and its 1 3/4% Convertible Senior Subordinated Notes due 2033.
     Copies of the Underwriting Agreement and the Indenture, which includes the form Note as an exhibit thereto, are filed with this Current Report as Exhibit 1.1 and Exhibit 10.1, respectively, and are incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth above in response to Item 1.01 with respect to the Indenture and the Notes is incorporated by reference into this Item 2.03.
Item 8.01. Other Events
     In connection with the issuance and sale by the Company of the Notes, as described in response to Item 1.01 of this Current Report, the following exhibits are filed with this Current Report and are incorporated by reference into the Company’s Registration Statement (Registration No. 333-138964) relating to the Notes: (i) the Underwriting Agreement (Exhibit 1.1 to this Current Report); and (ii) certain information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Registration Statement (Exhibit 99.1 to this Current Report).
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

Exhibit
Number	Description of Exhibits

1.1	Underwriting Agreement, dated November 28, 2006, by and among AGCO Corporation, Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co., as representatives of the underwriters named therein

10.1	Indenture dated December 4, 2006, between AGCO Corporation and Union Bank of California, N.A., as trustee

99.1	Information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Registration Statement (Registration No. 333-138964)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO CORPORATION
Date: December 4, 2006	By:	/s/ Andrew Beck
Andrew Beck
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

1.1	Underwriting Agreement, dated November 28, 2006, by and among AGCO Corporation, Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co., as representatives of the underwriters named therein

10.1	Indenture dated December 4, 2006, between AGCO Corporation and Union Bank of California, N.A., as trustee

99.1	Information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Registration Statement (Registration No. 333-138964)